EXHIBIT 12

                           FLEET FINANCIAL GROUP, INC.
         COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
             AND PREFERRED DIVIDENDS EXCLUDING INTEREST ON DEPOSITS
                                   (thousands)

                                   Three
                                   months
                                    ended
                                   March 31                 Year ended December 31
- -------------------------------------------------------------------------------------------------------
                                     1996       1995           1994       1993       1992       1991
- -------------------------------------------------------------------------------------------------------
Earnings:
     Income (loss) before
income taxes, extra-ordinary credit
and cumulative effect of
change in method of accounting      $450,138 $1,033,756     $1,379,639 $1,094,456  $ 617,369   $(16,375)

Adjustments:
    (a)  Fixed charges:
           (1) Interest on
               borrowed funds        210,925  1,278,598        990,395    751,754    638,430    728,337
           (2)  1/3 of Rent           11,896     49,921         50,597     52,254     49,197     42,524
    (b)   Preferred dividends         21,396     62,064         48,859     60,365     65,658     24,220
- -------------------------------------------------------------------------------------------------------
    (c)  Adjusted earnings        $  694,355 $2,424,339     $2,469,490 $1,958,829 $1,370,654   $778,706
- --------------------------------------------------------------------------------------------------------
Fixed charges and preferred
dividends                         $  244,217 $1,390,583     $1,089,851 $  864,373 $  753,285   $795,081
- --------------------------------------------------------------------------------------------------------
Adjusted earnings/fixed charges        2.84x      1.74x          2.27x      2.27x      1.82x      0.98x*
- --------------------------------------------------------------------------------------------------------
                                       INCLUDING INTEREST ON DEPOSITS

                                    Three
                                   months
                                    ended                   Year ended December 31
                                  March 31
- ----------------------------------------------------------------------------------------------------
                                    1996        1995      1994       1993       1992       1991
- ----------------------------------------------------------------------------------------------------
Earnings:
Income (loss) before income
   taxes, extraordinary credit
   and cumulative effect
   of change in method of
   accounting                  $   450,138 $1,033,756 $1,379,639 $1,094,456 $ 617,369  $ (16,375)

Adjustments:
  (a)  Fixed charges:
    (1) Interest on                210,925  1,278,598    990,395    751,754    638,430    728,337
        borrowed funds
    (2) 1/3 of Rent                 11,896     49,921     50,597     52,254     49,197     42,524

    (3) Interest on deposits       402,316  1,726,403  1,170,532  1,165,046  1,698,804  2,414,060

  (b) Preferred dividends           21,396     62,064     48,859     60,365     65,658     24,220

- ----------------------------------------------------------------------------------------------------
  (c)  Adjusted earnings        $1,096,671 $4,150,742 $3,640,022 $3,123,875 $3,069,458 $3,192,766
- ----------------------------------------------------------------------------------------------------
Fixed charges and preferred     $  646,533 $3,116,986 $2,260,383 $2,029,419 $2,452,089 $3,209,141
dividends
- ----------------------------------------------------------------------------------------------------
Adjusted earnings/fixed charges        1.70x      1.33x      1.61x      1.54x      1.25x      0.99x *
- ----------------------------------------------------------------------------------------------------


* Note that adjusted earnings are inadequate to cover fixed charges, the deficiency being $16,375 for both the ratio excluding and including interest on deposits.

                                                 EXHIBIT 12
                           FLEET FINANCIAL GROUP, INC.
         COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                         EXCLUDING INTEREST ON DEPOSITS
                                   (thousands)

                                Three
                                months
                                 ended
                                March 31                  Year ended December 31
- ----------------------------------------------------------------------------------------------------
                                   1996       1995       1994       1993        1992       1991
- ----------------------------------------------------------------------------------------------------
Earnings:
Income (loss) before
  income taxes, extra-
  ordinary credit and
  cumulative effect of
  change in method of
  accounting                      $450,138 $1,033,756 $1,379,639  $1,094,456 $ 617,369  $(16,375)
Adjustments:
 (a)  Fixed charges:
      (1) Interest on              210,925  1,278,598    990,395     751,754   638,430  728,337
          borrowed funds
      (2)  1/3 of Rent              11,896     49,921     50,597      52,254    49,197   42,524
- ----------------------------------------------------------------------------------------------------
 (b)  Adjusted earnings           $672,959 $2,362,275 $2,420,631  $1,898,464 $1,304,996   $754,486
- ----------------------------------------------------------------------------------------------------
Fixed charges and preferred
dividends                         $222,821 $1,328,519 $1,040,992 $   804,008 $  687,627   $770,861
- ----------------------------------------------------------------------------------------------------
Adjusted earnings/fixed charges      3.02x      1.78x      2.33x       2.36x      1.90x      0.98x *
- ----------------------------------------------------------------------------------------------------


                                       INCLUDING INTEREST ON DEPOSITS

                               Three
                               months
                                 ended                     Year ended December 31
                                March 31
- ----------------------------------------------------------------------------------------------------
                                   1996       1995       1994       1993        1992       1991
- ----------------------------------------------------------------------------------------------------
Earnings:
Income (loss) before
income taxes, extra-
ordinary credit and
cumulative effect of
change in method of
accounting                       $ 450,138  $1,033,756 $1,379,639  $1,094,456 $  617,369  $ (16,375)
Adjustments:
    (a)  Fixed charges:
         (1) Interest on           210,925  1,278,598    990,395      751,754    638,430    728,337
             borrowed funds
         (2) 1/3 of Rent           11,896     49,921     50,597       52,254     49,197     42,524
         (3) Interest             402,316  1,726,403  1,170,532    1,165,046  1,698,804  2,414,060
             on deposits
- ----------------------------------------------------------------------------------------------------
    (b)  Adjusted earnings      $1,075,275 $4,088,678 $3,591,163   $3,063,510 $3,003,800 $3,168,546
- ----------------------------------------------------------------------------------------------------
Fixed charges and preferred
dividends                       $  625,137 $3,054,922 $2,211,524   $1,969,054 $2,386,431 $3,184,921
- ----------------------------------------------------------------------------------------------------
Adjusted earnings/fixed charges      1.72x      1.34x      1.62x        1.56x      1.26x      0.99x *
- ----------------------------------------------------------------------------------------------------

* Note that adjusted earnings are inadequate to cover fixed charges, the deficiency being $16,375 for both the ratio excluding and including interest on deposits.


                                       34